Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350 AND
RULE 13a-14(b)

In connection with the Quarterly Report of Sense Technologies Inc. (the "Company") on Form 10-QSB for the fiscal quarter ended May 31, 2005 as filed with the Securities and Exchange Commission (the "Report"), the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, and Rule 13a-14(b), that to his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 20, 2005	By:	/s/ Bruce Schreiner
Bruce E. Schreiner
President and Principal Accounting Officer